Exhibit 10.3

PMFG, INC.

2007 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of             , 20     is entered into between PMFG, INC., a Delaware corporation (the “Company”), and              (“Grantee”). Capitalized terms used herein but not defined shall have the meanings assigned to those terms in the PMFG, Inc. 2007 Stock Incentive Plan, as amended from time to time (the “Plan”).

W I T N E S S E T H:

A. Grantee is, or will become within 90 days of the Date of Grant (as defined below), an employee of the Company or a Subsidiary and has been designated a Participant under the Plan; and

B. Pursuant to the terms of the Plan, on             , 2013 (“Date of Grant”), Grantee was granted an award of performance-based Restricted Stock Units (the “RSUs”). This award represents the contingent right to receive a number of RSUs, which entitles the Grantee to receive an equal number of shares of the Company’s common stock, par value $0.01 per share (“Common Shares”), in accordance with and pursuant to this Agreement, including Exhibit A hereto;

NOW, THEREFORE, in consideration of these premises and the covenants and agreements set forth in this Agreement, the Company and Grantee agree as follows:

1. Grant of RSUs. The Company hereby grants to Grantee, effective as of the Date of Grant an award of RSUs. Subject to the provisions of this Agreement, (a) Grantee shall be eligible to vest in a number of RSUs based upon the level of the achievement of specific performance criteria (the “Performance Goals”) for a performance period (the “Performance Period”) as set forth in Exhibit A attached hereto (the number of eligible RSUs determined after assessment of performance shall be referred to as the “Eligible RSUs”) and (b) Grantor shall vest in any Eligible RSUs based on his or her remaining in the continuous employ of the Company or a Subsidiary until             , 2015 (such date shall be referred to as the “Normal Vesting Date” and to the extent modified by Section 3 (and in other cases) shall be referred to as the “Applicable Vesting Date”), and the number of RSUs so vested on such date shall be referred to as the “Vested RSUs”). Grantee shall be entitled to receive Common Shares only to the extent the underlying RSUs are both Eligible RSUs and Vested RSUs.

2. Effect of Change of Control. Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control occurring prior to the last day of the Performance Period and while Grantee is an employee of the Company or any Subsidiary, the number of Eligible RSUs shall be the target number of RSUs for such Performance Period or, at the discretion of the Board, a greater number of RSUs based on actual performance (as determined by the Board) through the date the Change of Control occurs. Any Eligible RSUs, however, shall remain subject to the last sentence of Section 1, as modified by Section 3.

3. Effect of Death or Disability. In the event the Grantee dies or becomes Disabled (as defined below) while Grantee is an employee of the Company or any Subsidiary, but prior to the last day of the Performance Period, the number of Eligible RSUs shall be determined as if the Grantee remained employed through the last day of the Performance Period. Any such Eligible RSU shall become Vested RSUs as of the last day of the Performance Period and in such case the “Applicable Vesting Date” shall be the last day of the Performance Period. In the event the Grantee dies or becomes Disabled while Grantee is an employee of the Company or any Subsidiary after the last day of the Performance Period but prior to the Normal Vesting Date, any Eligible RSUs shall become Vested RSUs as of the date of Grantee’s death or becoming Disabled and in such case the “Applicable Vesting Date” shall be the date of Grantee’s death or becoming Disabled.

Notwithstanding anything in this Agreement to the contrary, (a) in the event the Grantee dies or becomes Disabled while Grantee is an employee of the Company or any Subsidiary, but prior to the last day of the Performance Period, and a Change in Control subsequently occurs prior to the last day of the Performance Period, (i) the number of Eligible RSUs shall be determined under Section 2 as of the date the Change in Control occurs, (ii) any such Eligible RSUs shall become Vested RSUs as of the date the Change of Control occurs, and (iii) in such case the “Applicable Vesting Date” shall be the date the Change in Control occurs and (b) in the event the Grantee dies or becomes Disabled while Grantee is an employee of the Company or any Subsidiary after the date the Change of Control occurs but prior to the Normal Vesting Date, any Earned RSUs shall become Vested RSUs as of the date of Grantee’s death or the date the Grantee becomes Disabled and in such case the “Applicable Vesting Date” shall be the earlier of the date of Grantee’s death or the date the Grantee becomes Disabled.

For purposes of this Agreement, “Disabled” means, a condition by reason of any medical or physical impairment that can be expected to result in death or can be expected to last for 180 consecutive or non-consecutive days, for which the Executive is receiving income replacement benefits and is expected to continue to receive benefits for a period of not less than nine (9) months under a Company-sponsored health plan or policy.

4. Restrictions on Transfer. The RSUs may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by Grantee; provided, however, that Grantee’s interest in the RSUs may be transferred by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the RSUs that is in violation of this Section 4 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the RSUs.

5. Forfeiture of RSU. Except as provided in Section 3, any of the RSUs that are unearned or unvested shall be forfeited if Grantee ceases for any reason to be employed by the Company or a Subsidiary at any time prior to the RSU becoming vested in accordance with this Agreement, unless the Board determines to provide otherwise at the time of the cessation of Grantee’s employment. For the purposes of this Agreement, the Grantee’s employment with the Company or a Subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (1) the transfer of Grantee’s employment among the Company and its Subsidiaries, (2) an approved leave of absence of not more than 90 days, or (3) the period of any leave of absence required to be granted by the Company under any law, rule, regulation or contract applicable to Grantee’s employment with the Company or any Subsidiary.

6. Payment of RSUs. Within 30 days of the Applicable Vesting Date, the Common Shares underlying such Vested RSUs as of such date shall be transferred to Grantee.

7. Dividend, Voting and Other Rights. Grantee shall have no rights of ownership in the Common Shares underlying the RSUs and shall have no right to vote such Common Shares until the date on which the Common Shares are transferred to Grantee pursuant hereto. Dividend equivalents will be paid in cash on the Common Shares underlying the RSUs and shall be deferred (with no earnings accruing) until and paid contingent upon the earning of the related RSUs and paid at the same time the underlying shares are transferred to the Grantee.

8. Communications. All notices, demands and other communications required or permitted hereunder or designated to be given with respect to the rights or interests covered by this Agreement shall be deemed to have been properly given or delivered when delivered personally or sent by certified or registered mail, return receipt requested, U.S. mail or reputable overnight carrier, with full postage prepaid and addressed to the parties as follows:

If to Grantee:	At Grantee’s last known address reflected
on the payroll records of the Company

If to the Company:	PMFG, Inc.
14651 N. Dallas Parkway, Suite 500
Dallas, Texas 75254
Attention: General Counsel

Either the Company or Grantee may change the above designated address by written notice to the other specifying such new address.

9. Interpretation. The interpretation and construction of this Agreement by the Board shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

10. Amendments. The Plan or this Agreement may be amended, suspended or terminated in accordance with the applicable provisions of the Plan.

11. Integration. The RSUs are granted pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which has been made available to Grantee and is available upon request to the Secretary at the address specified in Section 7 hereof and which is incorporated herein by reference. As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Grantee and supersede any prior understandings or agreements, whether written or oral, with respect to the RSUs.

12. Recoupment.

(a) This Agreement will be administered in compliance with the Company’s executive compensation recovery policy in effect from time to time.

(b) It is intended that this Agreement be subject to and governed by the final rules promulgated by the Securities and Exchange Commission regarding recoupment of executive compensation, as those rules may be amended from time to time.

13. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.

14. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Delaware, without regard to conflict of laws principles thereof.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is executed by a duly authorized representative of the Company on the day and year first above written.

PMFG, INC.

By:
Name:
Title:

The undersigned Grantee acknowledges receipt of an executed original of this Agreement and accepts the RSUs subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

GRANTEE

[Name]

EXHIBIT A

PMFG, INC.

STATEMENT OF PERFORMANCE GOALS

Grantee:

Target RSUs:

Performance Period: June 30, 2013 through June 30, 2014

Performance Goals:

•	percentage growth in adjusted net bookings

•	percentage growth in adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”)

Weighing of Performance Goals:

•	60% — percentage growth in adjusted net bookings

•	40% — percentage growth in adjusted EBITDA

Total Eligible RSUs = Eligible RSUs based on the Percentage Growth in Adjusted Net Bookings per Table 1 below + Eligible RSUs based on Percentage Growth in Adjusted EBITDA per Table 2 below.

TABLE 1

Eligible RSUs

Percentage Growth in Adjusted Net Bookings

	% Growth	% of Target RSUs	Eligible RSUs
At or Above Max		200%	[ ]

Between Target and Max		* the percentage will be calculated by mathematical straight-line interpolation	* the number of Eligible RSUs will be calculated by mathematical straight-line interpolation
Target		100%	[ ]

Between Threshold and Target		* the percentage will be calculated by mathematical straight-line interpolation	* the number of Eligible RSUs will be calculated by mathematical straight-line interpolation
Threshold		50%	[ ]

Below Threshold		0	0

TABLE 2

Eligible RSUs

Percentage Growth in Adjusted EBITDA

	% Growth	% of Target RSUs	Eligible RSUs
At or Above Max		200%	[ ]

Between Target and Max		* the percentage will be calculated by mathematical straight-line interpolation	* the number of Eligible RSUs will be calculated by mathematical straight-line interpolation

Target		100%	[ ]

Between Threshold and Target		* the percentage will be calculated by mathematical straight-line interpolation	* the number of Eligible RSUs will be calculated by mathematical straight-line interpolation

Threshold		50%	[ ]

Below Threshold		0	0